UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 16, 2006



                            WELLCO ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

    NORTH CAROLINA                    1-5555              56-0769274
(State or other jurisdiction        (Commission         (IRS Employer
       of Incorporation)            File Number)     Identification No.)

150 Westwood Circle, P.O. Box 1888, Waynesville, NC              28786
   (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (828) 456-3545

                                 Not Applicable
          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant of Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 2  Financial Information

ITEM 2.02     Results of Operations and Financial Condition

On November 15, 2006, Wellco Enterprises, Inc. issued a press release announcing the financial results for the first quarter ended September 30, 2006, cash dividend and action taken at annual meetings. A copy of Wellco Enterprises, Inc. press release is attached as Exhibit 99(a) to this report and incorporated by reference.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.



Exhibit Index

99(a) Press release, dated: November 15, 2006, issued by Wellco Enterprises,
Inc.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            WELLCO ENTERPRISES, INC.



 /s/ Lee Ferguson____________________
 Lee Ferguson
 President - Chief Executive Officer


Dated: November 16, 2006








                                                                Exhibit 99(a)

              WELLCO ENTERPRISES, INC. ANNOUNCES OPERATING RESULTS
       FOR THE QUARTER ENDED SEPTEMBER 30, 2006, CASH DIVIDEND AND ACTION
                            TAKEN AT ANNUAL MEETINGS

Waynesville, North Carolina, November 15, 2006--Wellco Enterprises, Inc. (AMEX-WLC) today reported a net loss for the first quarter of fiscal year 2007 (current quarter), which ended September 30, 2006 of $371,000 equivalent to basic and diluted loss per share of $0.29 from revenues of $5,329,000. This compares to net loss of $646,000 equivalent to basic and diluted loss per share of $0.51, from revenues of $8,318,000 in the prior year three-month period ended October 1, 2005 (prior quarter).

The Company's primary customer is the Defense Supply Center Philadelphia (DSCP), the DOD agency with which the Company contracts for the manufacture of boots used by U. S. Armed Forces personnel. Revenues decreased by $2,989,000. The primary reason for the decrease was a 40% reduction of total pairs of boots shipped to the U.S. government due to DSCP reducing inventories of certain boots. However, late in the current period, DSCP started to increase their orders and issued several delivery orders that will be shipped during the second and third fiscal quarters of 2007.

Revenues from technical assistance fees and equipment rentals from licensees, which vary with their shipments, decreased $116,000 because the Company's boot manufacturing licensees were also affected by the DOD's reduction in inventories of certain boots.

The majority of the Company's boot manufacturing operations occur at the factory of a wholly-owned subsidiary located in Puerto Rico. The Company is participating in a Puerto Rican government program to assist manufacturers in the training of new and expanded work force under which the Company is reimbursed for part of the compensation paid to certain employees. During the current period, the Company received $159,000 of reimbursement under this program, which is included in revenues. In the prior period, the Company did not receive any reimbursement. The Company's policy is to recognize the reimbursements as revenue in the period in which it is received, and not when the related compensation is paid.

Gross profit for the three months ended September 30, 2006 was $182,000 as compared to negative gross profit of $84,000 for the prior period. During the current period, the gross profit margin was only 3.4% of revenues due to an extremely low level of production and sales volume. The Company sold approximately 55,000 pairs of boots to DOD during the current period compared to the prior period of 92,000 pairs of boots. Fixed costs (such as depreciation, insurance and rent) and semi-variable costs did not decrease proportionately to the decrease in the production and sales volume. In addition, the Company retained critical operating personnel assuming the low level of production would be temporary.

During the prior period, the gross profit was negative. In early August 2005, the only U.S. supplier of a DOD required component had a significant quality

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problem. Fortunately, the Company's quality system found this problem when it first occurred. In order to assure that defective product did not get into boots, the Company had to perform additional quality checks and time consuming repairs. The rate of boot production was reduced due to the limited supply of this component. After this supplier solved its quality problem, the rate of production continued to be impaired, as it took that supplier several weeks to reestablish full production. The supplier agreed to reimburse certain excess manufacturing costs and this reimbursement has been reflected in the Cost of Sales and Services for the quarter ending October 1, 2005. However, some of the excess costs could not be recouped from the supplier.

The Company announced the following, related to its November 14, 2006 Annual Stockholders meeting:

    Incumbent directors Claude S. Abernathy, Jr., Katherine J. Emerson, Lee Ferguson, George Henson, Rolf Kaufman, David Kemper, John D. Lovelace, Sara
    E. Lovelace, and Fred K. Webb, Jr. were elected for a one-year term expiring in 2007.

At the subsequent 2006 Annual Meeting of the Board of Directors, the following action was taken:

    1. All present officers of the Company were reelected. In addition, Tammy Francis was elected to the office of Vice President of Finance. Ms. Francis's previous position was Controller.

2. The Board declared a quarterly cash dividend of $.10 (ten cents) per share to all shareholders of record on December 8, 2006, payable on January 5, 2007.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION Statements throughout this report that are not historical facts are forward-looking statements.
These statements are based on current expectations and beliefs, and involve numerous risks and uncertainties. Many factors could affect the Company's actual results, causing results to differ materially from those expressed in any such forward-looking information.

These factors include, but are not limited to, the receipt of contracts from the
U. S. government and the performance thereunder; the ability to control costs under fixed price contracts; the cancellation of contracts; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K for the year ended July 1, 2006. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. Actual results may differ materially from management expectations. The Company assumes no obligation to update any forward-looking statements.

Contact:
Wellco Enterprises, Inc., Waynesville, North Carolina
Lee Ferguson, President and Chief Executive Officer Phone: 828-456-3545, extension 167





--------------------------------------------------------------------------------
                            WELLCO ENTERPRISES, INC.
                         CONSOLIDATED OPERATING RESULTS
                                   (UNAUDITED)
        (000's omitted except for per share amounts and number of shares)
--------------------------------------------------------------------------------
                                                Fiscal Three Months Ended
--------------------------------------------------------------------------------
                                       September 30, 2006       October 1, 2005
--------------------------------------------------------------------------------
Revenues                                           $5,329                $8,318
--------------------------------------------------------------------------------
Operating Loss                                       (455)                 (631)
--------------------------------------------------------------------------------
Loss Before Income Taxes                             (469)                 (674)
--------------------------------------------------------------------------------
Benefit for Income Taxes                              (98)                  (28)
--------------------------------------------------------------------------------
Net Loss                                            $(371)                $(646)
--------------------------------------------------------------------------------
Loss Per Share:
--------------------------------------------------------------------------------
   Basic                                           $(0.29)               $(0.51)
--------------------------------------------------------------------------------
   Diluted                                         $(0.29)               $(0.51)
--------------------------------------------------------------------------------
Weighted Average Number of Common Shares Outstanding:
--------------------------------------------------------------------------------
For Basic Loss Per Share                        1,270,746             1,270,746
--------------------------------------------------------------------------------
For Diluted Loss Per Share                      1,270,746             1,270,746
--------------------------------------------------------------------------------

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